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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 1998


                                 Citigroup Inc.

               (Exact name of registrant as specified in charter)



         Delaware                     1-9924                  52-1568099
(State or other jurisdiction  (Commission File Number)      (IRS Employer
       of incorporation)                                 Identification Number)



                 399 Park Avenue, New York, New York         10043
                 (Address of principal executive offices) (Zip Code)


                 Registrant's telephone number,
                 including area code:                 (212) 559-1000

                 Travelers Group Inc.
                 388 Greenwich Street, New York, New York  10013
                 (Former name and address)


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Item 2.    Acquisition or Disposition of Assets.

         At 12:01 a.m., Eastern time, on October 8, 1998 (the "Effective Time"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 5, 1998, between Travelers Group Inc., a Delaware corporation ("Citigroup" or the "Company") and Citicorp, a Delaware corporation, as modified, Citicorp merged with and into Citi Merger Sub Inc. (the "Subsidiary"), a Delaware corporation and a wholly owned subsidiary of the Company (the "Merger"). In connection with the Merger, the Subsidiary, which continued as the surviving corporation in the Merger, changed its name to Citicorp, and the Company changed its name to Citigroup Inc. The Merger was a tax-free exchange.

         As a result of the Merger, (i) each issued and outstanding share of common stock, par value $1.00 per share, of Citicorp ("Citicorp Common Stock") was converted into the right to receive 2.5 shares of common stock, par value $.01 per share, of Citigroup ("Citigroup Common Stock"), with cash being paid in lieu of fractional shares of Citigroup Common Stock, and (ii) each issued and outstanding share of preferred stock, without par value, of Citicorp ("Citicorp Preferred Stock"), of the series identified in the left-handed column below was converted into the right to receive one share of preferred stock, par value $1.00 per share, of Citigroup ("Citigroup Preferred Stock"), of the corresponding series identified in the right-hand column below:


            Series of Citicorp Preferred Stock                        Series of Citigroup Preferred Stock
            ----------------------------------                                 Issued in Exchange
                                                                      -----------------------------------
Graduated Rate Cumulative Preferred Stock,                  Graduated Rate Cumulative Preferred Stock,
Series 8B                                                   Series O

Adjustable Rate Cumulative Preferred Stock,                 Adjustable Rate Cumulative Preferred Stock,
Series 18                                                   Series Q

Adjustable Rate Cumulative Preferred Stock,                 Adjustable Rate Cumulative Preferred Stock,
Series 19                                                   Series R

8.30% Noncumulative Preferred Stock,                        8.30% Noncumulative Preferred Stock,
Series 20                                                   Series S

8 1/2%  Noncumulative Preferred Stock,                      8 1/2%  Noncumulative Preferred Stock,
Series 21                                                   Series T

7 3/4% Cumulative Preferred Stock, Series 22                7 3/4% Cumulative Preferred Stock, Series U

Fixed/Adjustable Rate Cumulative Preferred                  Fixed/Adjustable Rate Cumulative Preferred
Stock, Series 23                                            Stock, Series V


         Each share of each series of Citigroup Preferred Stock identified above, other than the Citigroup Series O Preferred Stock, will be represented by depositary shares, each representing a one-tenth interest in a share of the corresponding series of Citigroup Preferred Stock.

         As of the Effective Time, the following persons have been elected as the directors of Citigroup: C. Michael Armstrong, Judith Arron, Alain J.P. Belda, Kenneth J. Bialkin, Kenneth T. Derr, John M. Deutch, Ann Dibble Jordan, Reuben Mark, Michael T. Masin, Dudley C. Mecum, Richard D. Parsons, Andrall E. Pearson, John S. Reed, Robert B. Shapiro, Franklin A. Thomas,


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Sanford I. Weill, Edgar S. Woolard, Jr. and Arthur Zankel.


Item 5.  Other Events.

         Historical financial information of Citicorp and its subsidiaries has previously been filed with the Company's current reports on Form 8-K dated April 8, 1998 and August 18, 1998.

         On October 8, 1998, the Company issued a press release, a copy of which is annexed hereto as Exhibit 99.01 and incorporated herein by reference.

         Certain of the statements contained in the press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "are likely to be," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets and interest rates; customer responsiveness to both new products and distribution channels; and competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (c)       Exhibits:

Exhibit No.          Description

99.01    Press Release dated October 8, 1998



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         CITIGROUP INC.
                                         (Registrant)



                                         By: /s/ William T. Bozarth
                                            ----------------------------------
                                         Name: William T. Bozarth
                                         Title: Vice President



Dated: October 8, 1998




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